Exhibit 99.1

FOR IMMEDIATE RELEASE: January 17, 2006

CONTACT:	Donald W. Jewell	Patrick W. Hurley
	Interim Chief Executive Officer	Chief Financial Officer
	Sport-Haley, Inc.	Sport-Haley, Inc.
	(303) 320-8800	(303) 320-8800

SPORT-HALEY, INC. ANNOUNCES

FINAL SETTLEMENT OF SEC CIVIL ACTION

Denver, Colorado – January 17, 2006 - Sport-Haley, Inc. (NASDAQ NMS: SPOR) (“Sport-Haley”) today announced that the United States District Court for the District of Colorado has entered a Final Judgment, pursuant to a settlement reached with the Securities and Exchange Commission (the “SEC” or the “Commission”), to resolve the pending claims in the civil action brought by the SEC against Sport-Haley and its former Controller. The settlement was approved by the Commission in Washington, D.C. on December 8, 2005. Judge Nottingham signed the Final Judgment as to Sport-Haley, Inc. today. The settlement did not call for Sport-Haley to pay any fine, civil penalty or disgorgement.

Pursuant to a written Consent entered into by Sport-Haley as part of the settlement, Sport-Haley consented, without admitting or denying the allegations of the Complaint or Amended Complaint, to the entry of an injunction enjoining it from violating §17(a)(2) and §17(a)(3) of the Securities Act of 1933 (the “Securities Act”), which do not require proof of scienter (an intent to deceive, manipulate or defraud), but may be based upon a showing of negligence, §13(b)(2) and §15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), and Rules 12b-20, 15d-1 and 15d-13 promulgated thereunder. The settlement resulted in no injunction or adjudication against Sport-Haley with respect to the claims alleging violations of §17(a)(1) of the Securities Act, §10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder, which each require proof of scienter.

Pursuant to a separate settlement with the SEC, the Court also entered a Final Judgment with respect to Mr. Auger, in which Mr. Auger consented, without admitting or denying the allegations of the complaint or amended complaint, to the entry of an injunction enjoining him from violating various provisions of the federal securities laws and regulations and other relief.

- MORE -

Sport-Haley, Inc. designs, purchases, contracts for the manufacture of and markets women’s and men’s fashion golf apparel and outerwear under the SPORT HALEY™ and Ben Hogan® labels. Its fashion golf apparel collections, known for their innovative designs, quality fabrics, generous fits and classic styles, are primarily marketed in the premium and mid-priced markets, through a network of independent sales representatives and distributors, to golf professional shops, country clubs, resorts and exclusive department stores within the United States and by certain distributors within international markets. Sport-Haley distributes Ben Hogan® and (commencing with the joint venture) Top-Flite™ apparel pursuant to a licensing agreement with the Callaway Golf Company.

 “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: When used in this release, the words “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “intend,” “believe,” and similar expressions, variations or the negative of these words, and any statement regarding possible or assumed future results of operations of Sport-Haley’s business, the markets for its products, anticipated expenditures, regulatory developments or competition, or other statements regarding matters that are not historical facts, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. The reader should be aware that Sport-Haley’s actual results could differ materially from those contained in forward-looking statements. Sport-Haley’s financial condition and the results of its operations will depend on a number of factors, including, but not limited to, the following: its ability to control costs and expenses; its ability to successfully anticipate fashion trends, design favorably accepted fashion golf apparel, effectively advertise and communicate within the marketplace, and penetrate its chosen distribution channels; its ability to successfully forecast sales and optimize inventory levels; its ability to successfully manage risks associated with the trend of increasing sales with respect to licensed apparel, such as its Ben Hogan® apparel collections; relations with and performance of suppliers; competition within golf apparel markets; business conditions and growth in the fashion golf apparel market and the general economy; political and international trade relations; changes in international trade quota systems for apparel; consumer spending on golf apparel; general global economic and political conditions resulting from threats or acts of war or terrorism and responses thereto; timely performance of third parties, such as freight forwarders, including risks of labor disputes and/or labor strikes; changes in product mix; inventory risks due to shifts in market and/or price erosion of purchased apparel; lost or reduced manufacturing capacity of significant suppliers; loss or delay of shipments from foreign suppliers; access to capital; maintaining satisfactory relationships with commercial banking institutions; and, establishing controls with regard to and maintaining the integrity of technology and information systems. The reader should not place undue reliance on any forward-looking statements. Neither Sport-Haley nor any of its corporate officers or key employees assumes any obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.